Exhibit 10.5

CONSULTANT AGREEMENT

This Agreement made and effective as of October 26, 2011, by and between JOSHUA CANDAMO, (hereinafter referred to as "Consultant") and K9 BYTES, INC., an Illinois corporation ("Buyer").

R E C I T A L S

The parties recite and declare:

A. Consultant has been involved in the operation of a business known as K9 BYTES (the "Business");

B. Consultant and Buyer have entered into an agreement to purchase the Business Assets of the Business;

C. As part of the consideration for the purchase, JOSHUA CANDAMO has agreed to act as a consultant to Buyer, under the terms and conditions contained herein;

For the reasons cited above, and in consideration of the mutual covenants contained within this agreement, Buyer and Consultant agree as follows:

SECTION ONE
ENGAGEMENT AS CONSULTANT

Beginning on the effective date stated above, JOSHUA CANDAMO shall act as Consultant to Buyer. In such capacity, Consultant shall respond to reasonable requests for advice and consultation on matters connected with the overall operation of the Business.

SECTION TWO
TIME DEVOTED TO WORK – DURATION

Consultant will consult, in a teaching and advisory capacity without compensation, from 10:00 a.m. to 2:00 p.m. each week for a period of two (2) weeks after closing (the "Initial Training Period") and from 10:00 a.m. to noon for two (2) additional weeks thereafter (the Secondary Training Period"). The Initial Training Period and the Secondary Training Period are collectively, the "Training Period". Consultant will be available for consultation to direct training during normal business hours during the entire Training Period. After the Training Period, Consultant will be available for an additional thirty (30) days of telephonic or electronic consulting training at the rate of $75.00 per hour, in 30-minute increments, billed within ten (10) days of such training and paid within twenty (20) days of such billing.

SECTION THREE
STATUS OF CONSULTANT

This contract calls for the performance of the services of the Consultant as an independent contractor and Consultant will not be considered an employee of the Business for any purpose.

SECTION FOUR
NOTICES

Any notice provided for or concerning this Agreement shall be in writing and be deemed sufficiently given when sent by certified or registered mail if sent to the respective address of each party.

SECTION FIVE
GOVERNING LAW

It is agreed that this Agreement shall be governed by, construed, and enforced in accordance of the laws of the State of Florida.

SECTION SIX
EFFECT OF PARTIAL INVALIDITY

The invalidity of any portion of this Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this agreement is held be invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the expungement of the invalid provision.

In witness whereof, each party to this Agreement has caused it to be executed at Tampa, Florida on the date indicated herein.

"BUYER"

K9 BYTES, INC., an Illinois corporation

______________________________	BY:________________________________
Witness as to Buyer	SHAUN PASSLEY, President

______________________________
Witness as to Buyer

"CONSULTANT"

/s/ Joshua Candamo
JOSHUA CANDAMO